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EXHIBIT 23

            Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-103115), Form S-4 (Nos. 333-53637 and 333-53749,
insofar as it relates to Post-Effective Amendments No. 1 to Forms S-8 filed on June 26, 1998 and June 29, 1998, respectively, 333-80917 and 333-122602) and
Form S-8 (Nos. 33-48209, 33-88856, 333-02667, 333-45801, 333-48067, 333-77845,
333-95949, 333-36874, 333-75102, 333-120848 and 333-120450) of Omnicare, Inc. of
our report dated March 15, 2005, relating to the consolidated financial statements, financial statement schedule, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.


/s/PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP
Chicago, Illinois
March 15, 2005